Exhibit 1.1


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                             UNDERWRITING AGREEMENT


                                  CONSECO, INC.


                            (AN INDIANA CORPORATION)


                   $400,000,000 10 3/4% Senior Notes due 2008




                            DATED AS OF JUNE 26, 2001









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                                Table of Contents


SECTION 1.        Representations and Warranties..................................................................3

SECTION 2.        Sale and Delivery to Underwriters; Closing.....................................................11

SECTION 3.        Covenants of the Company.......................................................................12

SECTION 4.        Payment of Expenses............................................................................15

SECTION 5.        Conditions of Underwriters' Obligations........................................................16

SECTION 6.        Indemnification................................................................................23

SECTION 7.        Contribution...................................................................................26

SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.................................27

SECTION 9.        Termination of Agreement.......................................................................28

SECTION 10.       Default by One or More of the Underwriters.....................................................28

SECTION 11.       Notices........................................................................................29

SECTION 12.       Parties........................................................................................29

SECTION 13.       Governing Law and Time.........................................................................30

SECTION 14.       Effect of Headings.............................................................................30

SECTION 15.       Counterparts...................................................................................30

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                                  CONSECO, INC.
                            (an Indiana corporation)

                   $400,000,000 10 3/4% Senior Notes due 2008


                             Underwriting Agreement


                                                                   June 26, 2001

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC
c/o Lehman Brothers Inc.
World Headquarters
3 World Financial Center
New York, New York  10285


Ladies and Gentlemen:

         Conseco, Inc., an Indiana corporation (the "Company"), confirms its agreement with Lehman Brothers Inc., Banc of America Securities, LLC, J.P. Morgan Securities Inc. and UBS Warburg LLC (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $400,000,000 aggregate principal amount of the Company's 10 3/4% Notes due 2008 (the "Notes"), to be issued pursuant to an indenture dated as of November 13, 1997 (the "Base Indenture"), between the Company and The Bank of New York, as successor to LTCB Trust Company, as trustee (the "Trustee"), as supplemented by the first senior supplemental indenture to be dated as of June 29, 2001 between the Company and the Trustee (the "Supplemental Indenture"). Capitalized terms used herein without definition shall have the meanings ascribed in the Prospectus (as defined below).

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-83465) covering the registration of securities of the Company, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statement, as amended, has been declared effective by the Commission and the Base Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Promptly after

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execution and delivery of this Agreement, the Company will either (i) prepare and file a final prospectus and final prospectus supplement in accordance with the provisions of paragraph (b) of Rule 424 of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, prepare and file a term sheet or abbreviated term sheet (the "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Such registration statement No. 333-83465, as amended, including the exhibits and schedules thereto, if any, and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") or Rule 434(d) of the 1933 Act Regulations (the "Rule 434 Information") is referred to herein as the "Registration Statement," and the final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution of this Agreement; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement"), then after such filing, all references to the "Registration Statement" shall be deemed to include the Rule 462(b) Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable Term Sheet, in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations, and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the applicable registration statement became effective and any prospectus and any amendment or supplement thereto that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of the applicable underwriting agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

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         The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. The terms of the public offering of the Notes are set forth in the Prospectus.

         The Company and the Underwriters agree that up to $10 million aggregate principal amount of the Notes to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to Gary Wendt, chief executive officer of the Company, as part of the distribution of the Notes by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by Mr. Wendt by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby. Any Reserved Securities sold to Mr. Wendt shall not be sold, transferred, assigned, pledged or hypothecated by Mr. Wendt for a period of three months following the Closing Time.

     SECTION 1. Representations and Warranties.

     (a) The Company represents and warrants to each Underwriter as of the date hereof (such date being hereinafter referred to as the "Representation Date") and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter that:

         (i) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge and information of the Company, threatened by the Commission.

         (ii) The Company meets, and at the respective times of the commencement and consummation of the offering of the Notes will meet, the requirements for the use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act. At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Representation Date and at the Closing Time (as defined herein), the Registration Statement, any Rule 462 Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434.

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Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Lehman Brothers Inc. expressly for use in the Registration Statement or the Prospectus or (B) the part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act.

         Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Notes will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, or the Prospectus, at the time they were or hereafter are filed with the Commission or last amended, as the case may be, complied and will comply in all material respects with the requirements of the 1934 Act, and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any additional documents deemed to be incorporated by reference in the Registration Statement or the Prospectus will, if and when such documents are filed with the Commission, or when amended, as appropriate, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Lehman Brothers Inc. expressly for use in the Registration Statement or the Prospectus.

         (iv) PricewaterhouseCoopers LLP, which certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

         (v) The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries, respectively, as of the dates indicated and the results of their operations, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been

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prepared in conformity with generally accepted accounting principles ("GAAP")
applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The ratio of earnings to fixed charges (and the ratio of earnings to fixed charges, preferred stock dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts) included in the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission. The selected financial information and summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. There are no historical or pro forma financial statements that are required by the 1933 Act, the 1933 Act Regulations or Regulation S-X to be included in the Registration Statement and the Prospectus that are not included as required.

         (vi) The statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the National Association of Insurance Commissioners, and with respect to each insurance subsidiary, the appropriate Insurance Department of the state of domicile of such insurance subsidiary, and such accounting practices have been applied on a consistent basis throughout the periods involved.

         (vii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated therein, (A) there has been no material adverse change and no development which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) except for regular dividends on the Preferred Stock of the Company outstanding as of the date of the Prospectus in amounts per share that are consistent with the applicable charter document or supplement thereto, respectively, in effect as of the date of the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         (viii) The Company has been incorporated, is validly existing as a corporation and its status is active under the laws of the State of Indiana, with corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement, the Base Indenture and the Supplemental Indenture. The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is

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required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         (ix) Each "significant subsidiary" of the Company within the meaning of Rule 1-02 of Regulation S-X promulgated under the 1933 Act is listed on Schedule C hereto, and each such subsidiary, and each of the other subsidiaries listed for purposes of this Agreement on Schedule C hereto (each of such subsidiaries listed on Schedule C, for purposes of this Agreement, a "Significant Subsidiary") has been incorporated and is validly existing as a corporation in good standing (to the extent such concept applies) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Prospectus, and is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of each Significant Subsidiary of the Company have been authorized and validly issued, are fully paid and non-assessable and all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

         (x) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus; since the date indicated in the Prospectus there has been no change in the consolidated capitalization of the Company and its subsidiaries (other than changes in outstanding Common Stock of the Company resulting from incentive compensation plan, employee or agent benefit plan or dividend reinvestment and stock purchase plan transactions, including, without limitation, the purchase of shares of Common Stock of the Company or cancellation of options in connection therewith); and all of the issued and outstanding capital stock of the Company has been authorized and validly issued, is fully paid and non-assessable and conforms to the descriptions thereof contained in the Prospectus.

         (xi) The Base Indenture has been duly authorized, executed and delivered by the Company and is qualified under the 1939 Act and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) (the "Bankruptcy Exceptions"); the Base Indenture conforms in all material respects to the description thereof contained in the Prospectus. The Supplemental Indenture has been duly authorized by the Company and, at the Closing Time, will have been duly executed and delivered by the Company and will

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constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions and will conform in all material respects to the description thereof contained in the Prospectus.

         (xii) The Notes have been duly authorized by the Company and, at the Closing Time, will have been executed by the Company and, when authenticated in the manner provided for in the Base Indenture and the Supplemental Indenture and delivered against payment therefor as described in the Prospectus, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Supplemental Indenture and will conform in all material respects to the descriptions thereof contained in the Prospectus.

         (xiii) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws. Neither the Company nor any of its Significant Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, note, lease, loan or credit agreement or any other agreement or instrument (the "Agreements and Instruments") to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any Significant Subsidiary is subject, or in violation of any applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets, which violation or default would, singly or in the aggregate, have a Material Adverse Effect.

         (xiv) The offer of the Notes as contemplated herein and in the Prospectus, the execution, delivery and performance of this Agreement, the Base Indenture and the Supplemental Indenture, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Notes and the use of proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Significant Subsidiaries, or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the

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Company or any Significant Subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness of the Company or any Significant Subsidiary (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary.

         (xv) There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign (including, without limitation, any proceeding to revoke or deny renewal of any Licenses (as defined below)), now pending or to the knowledge of the Company threatened against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might be reasonably expected to materially and adversely affect the consummation of this Agreement, the Base Indenture, the Supplemental Indenture or the transactions contemplated herein, therein or in the Registration Statement or the Prospectus. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective properties or operations is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business or the Company or any of its subsidiaries, could not reasonably be expected to result in a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or to be incorporated by reference therein, by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated by reference.

         (xvi) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, insurance licenses from the insurance departments of the various states where the subsidiaries write insurance business and consumer lending licenses (collectively, the "Licenses") that are material to the Company and its subsidiaries taken as a whole and are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

         (xvii) No filing, authorization, approval, consent, order, registration or qualification of or with any court or governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is required in connection with the offering, issuance and sale of the Notes or for the execution, delivery or performance by the Company of this Agreement, the Base Indenture, the Supplemental Indenture, the

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Notes or any other agreement or instrument entered into in connection herewith, or the consummation by the Company of any other transactions contemplated hereby, except such as have been obtained and made under the federal securities laws or state insurance laws and such as may be required under state or foreign securities or Blue Sky laws.

         (xviii) This Agreement has been duly authorized, executed and delivered by the Company.

         (xix) Neither the Company nor any of its Significant Subsidiaries is, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

         (xx) None of the Company, its Significant Subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Common Stock of the Company, in each case in violation of applicable law.

         (xxi) No "forward looking statement" (as defined in Rule 175 under the 1933 Act) contained in the Registration Statement, any preliminary prospectus or the Prospectus was made or reaffirmed without a reasonable basis or was disclosed other than in good faith.

         (xxii) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

         (xxiii) The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

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         (xxiv) The Company is, and immediately after the Closing Time will be,
Solvent. As used herein, the term "Solvent" means, with respect to the Company, on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and mature, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (D) the Company does not have unreasonably small capital.

         (xxv) Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

         (xxvi) Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and (B) there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary.

         (xxvii) Except as described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates (each, a "Plan") has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), (B) no prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Plan excluding transaction effected pursuant to a statutory or administrative exemption and (C) for each Plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, (1) no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and (2) the fair market value of the assets of each such Plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (xxviii) No person has the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Notes registered pursuant to the Registration Statement as a consequence of filing of the Registration Statement with the Commission.

     (b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter severally and not jointly agrees to purchase from the Company, the principal amount of Notes set forth in Schedule A hereto opposite the name of such Underwriter, at the price and having such other terms set forth on Schedule B hereto, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Delivery of certificates for the Notes against payment of the purchase price for such Notes shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 a.m. (New York City time) on the third business day after execution of this Agreement (or, if pricing of the Notes occurs after 4:30 p.m., New York City time, on the fourth full business day thereafter), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being referred to herein as the "Closing Time"). Payment for the Notes purchased by the Underwriters shall be made by wire transfer of immediately available funds, payable to the Company, against delivery to the respective accounts of the Underwriters of the Notes to be purchased by them. Delivery of, and payment for, the Notes shall be made through the facilities of the Depository Trust Company.

     Certificates for the Notes, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time. Each Underwriter, severally and not jointly, may (but shall not be obligated to) make payment of the purchase price for the Notes, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Notes will be made available for examination by the Underwriters no later than 10:00 a.m. (New York City time) on the last business day prior to the Closing Time.

     (c) The Company hereby confirms its engagement of Lehman Brothers Inc. as, and Lehman Brothers Inc. hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Notes. Lehman Brothers Inc., solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter".

     SECTION 3. Covenants of the Company. The Company agrees with the Underwriters as follows:

     (a) Promptly following the execution of this Agreement, the Company will cause the Prospectus to be filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations and the Company will promptly advise the Underwriters when such filing has been made. Prior to the filing, the Company will cooperate with the Underwriters in the preparation of the prospectus supplement to assure that the Underwriters have no reasonable objection to the form or content thereof when filed or mailed.

     (b) The Company, subject to Section 3(c), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations if and as applicable, and will notify the Underwriters immediately of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and
(v) the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Notes under state securities or Blue Sky laws or the initiation or threatening of any proceeding for such purpose. The Company will make all reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to promptly obtain the lifting thereof.

     (c) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment and any filing under Rule 462(b) of the 1933 Act Regulations), any Term

Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise; will furnish the Underwriters with copies of any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision a reasonable amount of time prior to such proposed filing or use, as the case may be; and will not file any such Rule 462(b) Registration Statement, Term Sheet, amendment, supplement or revision to which the Underwriters or counsel for the Underwriters shall reasonably object.

     (d) The Company will deliver to each of the Underwriters and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to each of the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) The Company has delivered to each Underwriter, without charge, as many copies of any preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (f) The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (g) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

     (h) The Company will make generally available to its securityholders as soon as practicable, but not later than 45 days (or 90 days, in the case of a period that is also the Company's fiscal year) after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

     (j) If, at the time that the Registration Statement became (or in the case of a post-effective amendment becomes) effective, any information shall have been omitted therefrom in reliance upon Rule 430A or Rule 434 of the 1933 Act Regulations, then immediately following the execution of this Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A or Rule 434 and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or Term Sheet, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act Regulations by the earlier of (i) 10:00 p.m. New York City time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

     (l) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     (m) Between the date of the Prospectus and the Closing Time, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company (other than the Notes or commercial paper in the ordinary course of business).

     (n) The Company, during a period of one year from the Closing Time, will make generally available to the Underwriters copies of all reports and other communications (financial or other) mailed to stockholders, and deliver to the Underwriters promptly after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

     (o) Neither the Company nor its subsidiaries will take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or the Common Stock of the Company, in each case, in violation of applicable law.

     (p) During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of Lehman Brothers Inc., directly or indirectly, issue, sell, offer or contract to sell, pledge or otherwise dispose of any debt securities of the Company having terms similar to the Notes, or options or warrants for such debt securities in connection with a public offering or an offering in accordance with Rule 144A under the 1933 Act.

     SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, expenses related to the following, if incurred: (i) the preparation, delivery, printing and filing of the Registration Statement and Prospectus as originally filed (including financial statements and exhibits) and of each amendment thereto; (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement Among Underwriters, the Base Indenture, the Supplemental Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes; (iii) the preparation, issuance and delivery of the certificates for the Notes; (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including the transfer agents and registrars), as well as fees and disbursements of the Trustee and any Depositary, and their respective counsel (except as provided for in the Prospectus); (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, any Term Sheet and of the Prospectus and any amendments or supplements thereto; (vii) the printing and delivery to the Underwriters of copies of any Blue Sky Survey and any Legal Investment Survey; (viii) any fees payable in connection with the rating of the Notes by nationally recognized statistical rating organizations;
(ix) the filing fees incident to, and the fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the NASD of the terms of the sale of the Notes; (x) any fees payable in connection with any listing of Notes on any securities exchange or quotation system; and (xi) any fees payable to the Commission.

     If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Notes pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company herein contained or in certificates of any officer of the Company or any subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

     (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective under the 1933 Act not later than 5:30 p.m., New York City time, on the date hereof, and on the date hereof and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Notes, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) At the Closing Time the Underwriters shall have received:

         (1) The favorable opinion, dated as of the Closing Time, of Mr. David
K. Herzog, Executive Vice President, General Counsel and Secretary of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

         (i) The Company has been incorporated and is validly existing as a corporation under the laws of the State of Indiana.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (iii) The Company is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (including information which is incorporated by reference therein) (except for subsequent issuances, if any, pursuant to (x) incentive compensation plan, employee or agent benefit plan or dividend reinvestment and stock purchase plan transactions, including, without limitation, the purchase of shares of Common Stock of the Company or cancellation of options in connection therewith, or (y) the exercise of conversion or exchange rights with respect to securities outstanding as of the date of the Prospectus), and all the issued and outstanding capital stock of the Company has been authorized and validly issued and is fully paid and non-assessable and conforms to the descriptions thereof contained in the Prospectus.

         (v) Each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Significant Subsidiary of the Company has been authorized and validly issued, is fully paid and non-assessable and, except as set forth in the Prospectus, all such shares are owned by the Company, directly or through its subsidiaries, free and clear of any material security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (vi) All legally required proceedings in connection with the authorization and valid issuance of the Notes and the sale of such Notes in accordance with this Agreement (other than the filing of post-issuance reports, the non-filing of which would not render the Notes invalid) have been taken and all legally required orders, consents or other authorizations or approvals of any other public boards or bodies (including, without limitation, any insurance regulatory agency or body) in connection with the authorization and valid issuance of the respective Notes and the sale of such Notes in accordance with this Agreement (other than in connection with or in compliance with the provisions of the securities or Blue Sky laws of any jurisdictions, as to which no opinion need be expressed) have been obtained and are in full force and effect.

         (vii) The Registration Statement is effective under the 1933 Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and no proceedings therefor have been initiated or threatened by the Commission.

         (viii) The Registration Statement, as of its effective date, and the Prospectus, and each amendment or supplement thereto as of its issue date (in each case, other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no belief), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and each of the Base Indenture and the Supplemental Indenture complied as to form in all material respects with the requirements of the 1939 Act and the 1939 Act Regulations.

         (ix) Each of the documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement or the Prospectus at the time they were filed or last amended (other than the financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein and the Statements of Eligibility on Form T-1 filed with the Commission as part of the Registration Statement, as to which such counsel need express no belief), complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, as applicable.

         (x) The information in the Prospectus under the captions "Description of the Notes," "Notes to Financial Statements-Litigation" and "Description of Existing Indebtedness" and in the Registration Statement in Item 15, to the extent it involves matters of law, summaries of legal matters, documents or proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

         (xi) This Agreement has been duly authorized, executed and delivered by the Company.

         (xii) Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming authorization, execution, and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and each of the Base Indenture and the

Supplemental Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof contained in the Prospectus.

         (xiii) The Notes are in the form contemplated by the Supplemental Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated by the Trustee in the manner provided for in the Supplemental Indenture and the Base Indenture and delivered against payment therefor by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions, and such Notes conform in all material respects to the description thereof contained in the Prospectus.

         (xiv) The offer of the Notes as contemplated herein and in the Prospectus; the execution, delivery and performance of this Agreement, the Base Indenture and the Supplemental Indenture, and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Notes and the use of proceeds from the sale of the Notes as described in the prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of any of the terms or provisions of, or constitute a default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties, or operations (except for such violations that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Significant Subsidiary.

         (xv) To such counsel's knowledge, there are no statutes required to be described in or incorporated by reference in the Registration Statement which are not described or incorporated by reference; and there are no legal or governmental proceedings pending or, to such counsel's knowledge, threatened which are required to be disclosed or incorporated by reference in the Registration Statement, other than those disclosed or incorporated by reference therein.

         (xvi) To such counsel's knowledge, there are no contracts, indentures, mortgages, agreements, notes, leases or other instruments required to be described or referred to or incorporated by reference in the Registration Statement or to be filed as exhibits thereto other than those described or referred to or incorporated by reference therein or filed as exhibits thereto; and the descriptions thereof or references thereto are true and correct in all material respects.

         (xvii) No filing, authorization, approval, consent, order, registration or qualification of or with any court or federal or state governmental authority or agency (including, without limitation, any insurance regulatory agency or body) is required for the issuance and sale of the Notes by the Company to the Underwriters or the performance by the Company of its obligations under this Agreement, the Base Indenture, the Supplemental Indenture and the Notes except such as has been obtained and made under the federal securities laws or state insurance laws or such as may be required under state or foreign securities or Blue Sky laws.

         (xviii) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including, without limitation, the Licenses) that are material to the Company and its subsidiaries taken as a whole and are necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Licenses are valid and in full force and effect, except where the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

         (xix) Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" as such term is defined in the 1940 Act.

Moreover, such counsel shall confirm that nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 430A and related schedules and Rule 434 (except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, and the Statements of Eligibility on Form T-1 filed with the Commission as part of the Registration Statement as to which such counsel need express no opinion), at the time it became effective or at the Representation

Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which such counsel need express no opinion), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (2) The favorable opinion, dated as of the Closing Time, of Baker & Daniels, special counsel to the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that (i) subject to the limitations and qualifications stated therein, the statements in the Prospectus under the heading "Certain United States Federal Income Tax Consequences" fairly summarize the provisions of the United States tax laws therein described; and (ii) nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, including any information provided pursuant to Rule 434 (except for financial statements and the notes thereto, the financial schedules and any other financial data included or incorporated by reference therein, and the Statements of Eligibility on Form T-1 filed with the Commission as part of the Registration Statement as to which counsel need express no opinion), at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and the notes thereto, the financial schedules, and any other financial data included or incorporated by reference therein, as to which counsel need express no opinion), at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (3) The favorable opinion, dated as of the Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, with respect to the issuance and sale of the Notes, and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to matters governed by the laws of Indiana upon the opinion referred to in Section 5(b)(1) hereto.

     (c) Between the Representation Date and the Closing Time, no change in the Capital Stock or long term debt of the Company or any of its subsidiaries shall have occurred and no material adverse change shall have occurred in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

     (d) At the Closing Time, the Underwriters shall have received a certificate of the Chief Executive Officer, the President or a Vice-President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not in the ordinary course of business,
(ii) the representations and warranties in Section 1 hereof are true and correct as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the knowledge of such officers, threatened by the Commission.

     (e) At the Representation Date, the Underwriters shall have received from PricewaterhouseCoopers LLP a "comfort letter", with respect to the financial information of the Company, dated such date in form and substance satisfactory to the Underwriters and counsel to the Underwriters.

     (f) At the Closing Time, the Underwriters shall have received a letter from PricewaterhouseCoopers LLP, with respect to the Company, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section and other customary matters, except that (i) such statements shall include any financial statements and pro forma financial information incorporated by reference in the Registration Statement and the Prospectus which are filed subsequent to the date of this Agreement and prior to the Closing Time and (ii) the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

     (h) At the Closing Time, the Notes shall be rated at least BB- by Standard & Poor's, a Division of The McGraw-Hill Companies and B1 by Moody's Investors Service, and the Company shall have delivered to the Underwriters a letter, dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and between the Representation Date and the

Closing Time, (i) there shall not have occurred any decrease in the rating assigned to the Notes or any securities of the Company or of the financial strength or claims paying ability of the Company by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g)(2) under the 1933 Act Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, without indicating an improvement, its rating of the Notes or any securities of the Company or of the financial strength or claims paying ability of the Company.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 434 Information deemed to be part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided, that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company, such consent not to be unreasonably withheld; and

             (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that the foregoing indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) made in any preliminary prospectus supplement and corrected in the Prospectus, as supplemented, as of the Closing Time, where the person asserting any such loss, liability, claim, damage or expense purchased the Notes that are the subject thereof, and it shall have been established (i) that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (excluding documents incorporated by reference) in any case where such delivery is required by the 1933 Act and (ii) the Company shall have previously furnished copies thereof in sufficient quantities to such Underwriter.

     (b) In addition to and without limitation of the Company's obligation to indemnify Lehman Brothers Inc. as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against (i) any and all loss, liability, claim, damage and expense to the same extent and in the same manner as provided with respect to Lehman Brothers Inc. as an Underwriter under Section 6(a)(i) and (ii) any and all loss, liability, claim, damage and expense, whatsoever, as otherwise incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Notes, except, solely with respect to this clause (ii), any loss, liability claim, damage or expense resulting from the Independent Underwriter's willful misconduct or gross negligence.

     (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(b), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (f) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) affected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall in each case be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters in respect of such Notes, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Notes as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that Lehman Brothers Inc. will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Notes.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule A to this Agreement, and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes to the Underwriters.

     SECTION 9. Termination of Agreement.

     (a) The Underwriters may terminate this Agreement, by notice to the Company at any time at or prior to the Closing Time, if (i) there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development which could reasonably be expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of hostilities or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in the Common Stock or any other security of or guaranteed by the Company has been suspended or limited by the Commission, the NASD or the New York Stock Exchange, or if trading generally on any of the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by any Federal, New York or Indiana banking authority.

     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4, and provided, further, that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Notes"), the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

     (a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the total aggregate principal amount of Notes, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the total aggregate principal amount of the Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Lehman Brothers Inc., 3 World Financial Center, World Headquarters, New York, New York 10285, Attention of Ted Conway; to Banc of America Securities LLC, 9 West 57th Street, 31st Floor, New York, New York 10019, Attention of the Head of the High Yield Capital Markets Group; to J.P. Morgan Securities, 270 Park Avenue, New York, New York 10017, Attention of Stephanie Cuskley; and to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901, Attention of the Head of High Yield Capital Markets, with a copy (which shall not constitute notice under this Agreement) to UBS Warburg LLC, 677 Washington Blvd., Stamford, CT 06901, Attention of the Legal and Compliance Department; and with a copy to LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, Attention of Michael Groll, Esq. and Stephen G. Rooney, Esq.; notices to the Company shall be directed to the Company at Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032, Attention of David K. Herzog, Executive Vice President, General Counsel and Secretary.

     SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors and legal representatives, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME UNLESS OTHERWISE INDICATED.

     SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, shall become a binding agreement among the Company and the Underwriters in accordance with its terms.


                                          Very truly yours,

                                          CONSECO, INC.


                                          By:  /s/ THOMAS J. KILIAN
                                               ---------------------------
                                               Name: Thomas J. Kilian
                                               Title: President

CONFIRMED AND ACCEPTED, as
   of the date first above written:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS WARBURG LLC

By: LEHMAN BROTHERS INC.


By:  /s/ MICHAEL KONIGSBERG
     --------------------------
     Authorized Signatory

                                   Schedule A


                                                                   Principal
                                                                   Amount of
                          Underwriters                               Notes
                          ------------                             ----------

Lehman Brothers Inc.............................................   $200,000,000
Banc of America Securities LLC..................................     72,000,000
J.P. Morgan Securities Inc......................................     72,000,000
UBS Warburg LLC.................................................     56,000,000
                                                                   ------------
                  Total.........................................   $400,000,000
                                                                   ============


                                   Schedule B

                                  CONSECO, INC.

                   $400,000,000 10 3/4% Senior Notes due 2008


1. The initial public offering price of the Notes shall be 98.816% of the principal amount thereof, plus accrued interest, if any, from the date of issuance

2. The purchase price to be paid by the Underwriters for the Notes shall be 96.566% of the principal amount thereof; provided that any Reserved Securities purchased by Mr. Wendt pursuant to the terms of the Underwriting Agreement shall be purchased by the Underwriters at the initial public offering price and sold to Mr. Wendt at the initial public offering price.

3. The interest rate on the Notes shall be 10 3/4% per annum.

4. On and after the issue date of the Notes, the Company may redeem all or any portion of the Notes, at once or over time, after giving the required notice under the Indenture, at a redemption price equal to the sum of the principal amount of the Notes plus accrued and unpaid interest, if any, to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), plus the Applicable Premium.

5. At any time prior to June 15, 2004, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 110.75% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

   (a) at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

   (b) the redemption occurs within 45 days of the date of the closing of such Equity Offering.

6. After June 15, 2005, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

      Year                                                    Percentage
      ----                                                    ----------

      2005.................................................... 105.375%
      2006.................................................... 102.688%
      2007 and thereafter..................................... 100.000%


                                   Schedule C


Significant Subsidiaries
------------------------

Conseco Life Insurance Company of Texas
Wabash Life Insurance Company
CIHC,  Incorporated
Bankers Life Insurance Company of Illinois
Bankers Life and Casualty Company
Conseco Annuity Assurance Company
Conseco Senior Health Insurance Company
Pioneer Life Insurance Company
Conseco Finance Corp.
Conseco Health Insurance Company
Conseco Life Insurance Company